                                                                                                   Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-134285) pertaining to the 2006 Restricted Stock Plan of VSE Corporation of our report dated August 5, 2011, with respect to the financial statements of Wheeler Bros., Inc. as of September 30, 2010 and 2009 and for each of the fiscal years ended September 30, 2010, 2009 and 2008 included in this Current Report on Form 8-K/A of VSE Corporation as filed with the Securities and Exchange Commission.

/s/ The Binkley Kanavy Group, LLC
Pittsburg, PA
August 11, 2011